As filed with the Securities and Exchange Commission on November 16, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

Ethan Allen Interiors Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1275288
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Ethan Allen Drive

Danbury, CT 06811

(Address of Principal Executive Offices)

Amended and Restated 1992 Stock Option Plan

(Full Title of the Plan)

Pamela A. Banks, Esq.

Vice President, General Counsel and Secretary

Ethan Allen Interiors Inc.

Ethan Allen Drive

Danbury, CT 06811

(Name and Address of Agent for Service)

(203) 743-8496

(Telephone Number, Including Area Code, of Agent for Service)

____________

CALCULATION OF REGISTRATION FEE (1)

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	997,270 shares	$34.63	$34,535,460	$3,696

(1)	This Registration Statement on Form S-8 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933. The price per share is estimated based on the average of the high and low trading prices for Ethan Allen Interiors Inc.’s Common Stock on November 9, 2006, as reported by the New York Stock Exchange.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 of Ethan Allen Interiors Inc. (the “Registrant”) is to register 997,270 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), issuable pursuant to the Registrant’s Amended and Restated 1992 Stock Option Plan, as amended (the “Plan”).

The documents containing the information concerning the Plan specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference in this Registration Statement:

(a) Annual Report on Form 10-K for the fiscal year ended June 30, 2006, as filed with the Commission on September 13, 2006 (the “2006 Form 10-K”).

(b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the Commission on November 6, 2006.

(c) Current Reports on Form 8-K, each as filed with the Commission on July 12, 2006, August 31, 2006, September 6, 2006, September 13, 2006, and September 25, 2006.

(d) The portions of our Proxy Statement relating to our Annual Meeting of Stockholders held on November 14, 2006, as filed with the Commission on October 10, 2006, that have been incorporated by reference into the 2006 Form 10-K.

(e) The description of the Registrant’s Common Stock under the caption “Description of Registrant’s Securities to be Registered” included in the Registrant’s Registration Statement on Form 8-A, File. No. 1-11692.

(f) The description of the Registrant’s preferred stock purchase rights under the caption “Description of the Registrant’s Securities to be Registered” included in the Registrant’s Registration Statement on Form 8-A, File No. 1-11692, as amended.

(g) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

Ethan Allen Interiors Inc. maintains a director’s and officer’s liability insurance policy that indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances. Directors and officers indemnified under the policy include directors and officers of subsidiaries of Ethan Allen Interiors Inc.

In addition, in response to this Item 6, the following information is incorporated by reference: the information included in the description of Ethan Allen Interiors Inc.’s capital stock contained in Ethan Allen Interiors Inc.’s registration statement on Form 8-A dated January 27, 1993, as updated by any amendment or report filed for the purpose of updating such description; the information included in the description of Ethan Allen Interiors Inc.’s preferred stock purchase rights contained in Ethan Allen Interiors Inc.’s Registration Statement on Form 8-A dated July 3, 1996, as updated by any amendment or report filed for the purpose of updating such description; Article X of the Restated Certificate of Incorporation of Ethan Allen Interiors Inc. incorporated by reference as Exhibit 3(c) to the Registration Statement on Form S-1, filed on March 16, 1993, as amended by the Certificate of Amendment to Restated Certificate of Incorporation as of August 5, 1997, incorporated by reference to Exhibit 3(c)-2 to the Quarterly Report on Form 10-Q of Ethan Allen Interiors Inc. filed on May 13, 1999, the Second Certificate of Amendment to Restated Certificate of Incorporation as of March 27, 1998, incorporated by reference to Exhibit 3(c)-3 to the Quarterly Report on Form 10-Q of Ethan Allen Interiors Inc. filed on May 13, 1999 and the Third Certificate of Amendment to Restated Certificate of Incorporation as of April 28, 1999, incorporated by reference to the Quarterly Report on Form 10-Q of Ethan Allen Interiors Inc. filed on May 13, 1999; and Article V of the Amended and Restated By-Laws of Ethan Allen Interiors Inc. incorporated by reference as Exhibit 3(d) to the Registration Statement on Form S-1 of Ethan Allen Interiors Inc. filed on March 16, 1993 (“Ethan Allen’s By-Laws”). The charter and by-laws of the other Registrants contain comparable provisions. Ethan Allen’s By-Laws also cover directors and officers of subsidiaries of Ethan Allen Interiors Inc.

Section 145 of the General Corporation Law of the State of Delaware (the “Law”) provides as follows:

“(a)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit

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or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)          A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)          To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)          Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)          Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the

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corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)          A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)          For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)          The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section

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or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Section 102(b) (7) of the Law provides as follows:

“(b)        In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters: ... (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.”

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4(c)-2 to the Quarterly Report on Form 10-Q of the Registrant filed with the Commission on November 14, 1997)
4.2

First Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4(c)-3 to the Quarterly Report on Form 10-Q of the Registrant filed with the Commission on February 12, 1999)

4.3

Second Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4(c)-4 to the Quarterly Report on Form 10-Q of the Registrant filed with the Commission on February 14, 2000)

4.4

Third Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 10(h)-3 to the Annual Report on Form 10-K of the Registrant filed with the Commission on September 13, 2005)

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4.5

Fourth Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Registrant filed with the Commission on November 16, 2006)

5.1	Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page hereof).*

*	Filed herewith.

Item 9.  Undertakings.

A.	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13

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or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on this 14th day of November, 2006.

ETHAN ALLEN INTERIORS INC.
By: /s/ M. Farooq Kathwari Name: M. Farooq Kathwari Title: Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints M. Farooq Kathwari, Jeffrey Hoyt and Pamela A. Banks his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments) and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ M. Farooq Kathwari (M. Farooq Kathwari)	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2006
/s/ Jeffrey Hoyt (Jeffrey Hoyt)	Vice President, Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2006
/s/ Clinton A. Clark (Clinton A. Clark)	Director	November 14, 2006
/s/ Kristin Gamble (Kristin Gamble)	Director	November 10, 2006

/s/ Horace G. McDonell (Horace G. McDonell)	Director	November 14, 2006
/s/ Edward H. Meyer (Edward H. Meyer)	Director	November 14, 2006
/s/ Richard A. Sandberg (Richard A. Sandberg)	Director	November 14, 2006
/s/ Frank G. Wisner (Frank G. Wisner)	Director	November 14, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4(c)-2 to the Quarterly Report on Form 10-Q of the Registrant filed with the Commission on November 14, 1997)
4.2

First Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4(c)-3 to the Quarterly Report on Form 10-Q of the Registrant filed with the Commission on February 12, 1999)

4.3

Second Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4(c)-4 to the Quarterly Report on Form 10-Q of the Registrant filed with the Commission on February 14, 2000)

4.4

Third Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 10(h)-3 to the Annual Report on Form 10-K of the Registrant filed with the Commission on September 13, 2005)

4.5

Fourth Amendment to Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Registrant filed with the Commission on November 16, 2006)

5.1	Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page hereof).*

*	Filed herewith.